Exhibit 5.1

July 22, 2009

TrueBlue, Inc.

1015 A Street

Tacoma, Washington 98402

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to TrueBlue, Inc., a Washington corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to up to $100,000,000 in aggregate public offering price of a presently undetermined amount of the following:

(i)	shares of the Company’s common stock, no par value per share (the “Common Stock”);

(ii)	one or more classes or series of shares of the Company’s preferred stock, $0.131 par value per share (the “Preferred Stock”);

(iii)	one or more series of senior unsecured debt securities (the “Debt Securities”);

(iv)	warrants representing the rights to purchase shares of Common Stock or Preferred Stock or Debt Securities (the “Warrants”); and

(v)	units representing ownership of Common Stock, Preferred Stock, Warrants, Debt Securities, or any combination thereof (the “Units,” and together with the Common Stock, Preferred Stock, Warrants, and Debt Securities, “Securities” and each a “Security”).

The Securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act and as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”), and any supplements to the Prospectus (each, a “Prospectus Supplement”), at an aggregated public offering price not to exceed $100,000,000.

Unless otherwise provided in any Prospectus Supplement relating to a particular series of Debt Securities, the Debt Securities will be issued pursuant to one or more senior indentures (each, an “Indenture” and collectively, the “Indentures”) between the Company and the Bank of New York Mellon Trust Company, N.A. (the “Trustee”) substantially in the form that is included as an exhibit to the Registration Statement. Any Debt Securities may be convertible into shares of Common Stock or other securities of the Company. The Warrants will be issued under one or more warrant agreements to be filed as an exhibit or exhibits to the Registration Statement at or prior to such time as the Prospectus Supplement relating to the Warrants to be offered is filed with the Commission (each, a “Warrant Agreement”). Each Warrant Agreement will be between the Company and a financial institution to be identified therein as warrant agent (each, a “Warrant Agent”).

TrueBlue, Inc.

July 22, 2009

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering the opinions set forth below, we have examined (a) the Registration Statement, including the exhibits filed with the Registration Statement, (b) the Prospectus, (c) the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), (d) the Company’s Amended and Restated Bylaws (the “Bylaws”), and (e) the corporate resolutions and other actions of the Company that authorize and provide for the issuance of the Securities covered by this opinion letter, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Company. We have not independently established any of the facts so relied on.

The opinions expressed in this opinion letter are limited to the laws of the state of Washington and, solely in connection with the opinions given in numbered paragraph 1 and 5 below, the laws of the State of New York.

Based on the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations, and exceptions set forth below, we are of the opinion that:

1. With respect to any series of Debt Securities to be issued under an Indenture, when (a) the Indenture and the applicable supplement, if any, to the Indenture has been duly authorized and validly executed and delivered by the Company, the applicable board resolution has been duly authorized and duly executed and delivered by the Company, or the applicable officer’s certificate has been validly executed and delivered by a duly authorized officer of the Company, in each case in accordance with the terms of the Indenture, (b) the Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company has taken all necessary action to authorize and approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof, and related matters, and (d) the Debt Securities of such series have been duly executed, authenticated, issued, and delivered in accordance with the terms of the Indenture and the applicable definitive purchase agreement, underwriting, or similar agreement approved by the board of directors of the Company, upon payment (or delivery) of the consideration for the Debt Securities provided for in the definitive purchase, underwriting, or similar agreement, as applicable, the Debt Securities of such series, including the Debt Securities that form a part of any Units, will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2. With respect to Warrants to be issued under a Warrant Agreement, when (a) the Company has taken all necessary action to approve the issuance and terms of such Warrants, the terms of the offering thereof, and related matters, (b) the Warrant Agreement has been duly authorized and duly executed and delivered by the Company, and (c) such Warrants have been duly executed, issued, and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting, or similar agreement approved by the board of directors

TrueBlue, Inc.

July 22, 2009

of the Company, upon payment (or delivery) of the consideration for the Warrants provided for in the definitive purchase, underwriting, or similar agreement, as applicable, such Warrants, including the Warrants that form a part of any Units, will be validly issued.

3. With respect to shares of Common Stock, when (a) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters, including without limitation the due reservation of any Common Stock for issuance and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the board of directors of the Company upon payment of the consideration for the Common Stock (which consideration shall not be less than the par value of the Common Stock) provided for in such definitive purchase, underwriting, or similar agreement, as applicable or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the board of directors of the Company, for the consideration approved by the board of directors of the Company (which consideration shall not be less than the par value of the Common Stock), the shares of Common Stock will be validly issued, fully paid, and non-assessable.

4. With respect to shares of any series of Preferred Stock, when (a) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof, and related matters, including the adoption of articles of amendment setting forth the terms of such Preferred Stock conforming to the laws of the state of Washington (the “Articles of Amendment”), the filing of the Articles of Amendment with the Secretary of State of Washington, the payment in full of any filing fees attendant thereto, and the due reservation of any Common Stock and Preferred Stock for issuance and (b) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered, and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the board of directors of the Company upon payment of the consideration for the Preferred Stock (which consideration shall not be less than the par value of the Preferred Stock) provided for in such definitive purchase, underwriting, or similar agreement, as applicable, or (ii) upon conversion, exchange, or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange, or exercise as approved by the board of directors of the Company, for the consideration approved by the board of directors of the Company (which consideration shall not be less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be validly issued, fully paid, and non-assessable.

5. With respect to Units, when (a) the board of directors of the Company has taken all necessary corporate action to approve and establish the terms of the Units and to authorize and approve the issuance thereof, the terms of the offering, and related matters, including without limitation the due issuance or reservation for issuance of any Common Stock and Preferred Stock, (b) the purchase agreement for the Units has been duly authorized, validly executed, and delivered by the parties thereto, and (c) the Units and the Securities composing the Units have been duly executed and

TrueBlue, Inc.

July 22, 2009

delivered in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by or on behalf of the board of directors of the Company, upon payment of the consideration (which consideration shall not be less than the aggregate par value of any Common Stock and/or Preferred Stock included in the Units) for the Units provided for in the definitive purchase, underwriting, or similar agreement, as applicable, and approved by the board of directors, the Units will be validly issued.

The opinions set forth above are subject to the following additional assumptions:

(a) the Registration Statement, any amendments thereto (including post-effective amendments), and any additional registration statement filed under Rule 462 under the Securities Act, will have been declared effective under the Securities Act and such effectiveness shall not have been terminated, suspended, or rescinded;

(b) all Securities will be issued and sold in compliance with applicable federal and state securities laws, rules, and regulations and solely in the manner provided in the Registration Statement and the appropriate Prospectus Supplement, and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein;

(c) in the case of an Indenture or other agreement pursuant to which any Securities are to be issued or governed, there will have been no additions, deletions, or modifications of the terms or provisions contained in the forms thereof included as exhibits to the Registration Statement that would affect the validity of any of the opinions rendered herein;

(d) a definitive purchase, underwriting, or similar agreement and any other necessary agreements with respect to any Securities offered or issued will have been duly authorized and duly executed and delivered by the Company and the other parties thereto;

(e) in the case of any stock purchase contract, Warrant Agreement, Articles of Amendment, unit purchase agreement, supplement to the Indenture, or other agreement pursuant to which any Securities are to be issued or governed, there will be no terms or provisions contained therein that would affect the validity of any of the opinions rendered herein;

(f) (i) the final terms of any of the Securities (including any Securities comprising the same or subject thereto), (ii) the issuance, sale, and delivery of any of the Securities by the Company, (iii) the incurrence and performance of the Company’s obligations under or in respect of and in accordance with the terms of any of the Securities, and (iv) any consideration received by the Company for any issuance, sale, and delivery of any of the Securities will (A) comply with and not violate the Company’s Articles of Incorporation, the Company’s Bylaws, or any applicable law, rule, or regulation, (B) not result in a default under or breach of any agreement or instrument binding upon the Company, (C) comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or to which the issuance, sale, and delivery of such Securities or the incurrence and performance of such obligations may be subject, and (D) not violate any applicable public policy or be subject to any defense in law or equity;

TrueBlue, Inc.

July 22, 2009

(g) the Company will have taken any corporate action required to be taken by the Company based on the type of Security being offered and such authorization will remain in effect and unchanged at all times during which the Securities are offered and will not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization), including that the board of directors of the Company will have duly established the terms of such Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Security in conformity with the Articles of Incorporation and Bylaws (subject to the further assumption that the Articles of Incorporation and Bylaws have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization will remain in effect and unchanged at all times during which the Securities are offered and will not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization); and

(h) to the extent they purport to relate to liabilities resulting from or based upon gross negligence, recklessness, or other conduct committed or omitted willfully or in bad faith or any violation of federal or state securities or blue sky laws, we express no opinions concerning the enforceability of indemnification provisions.

To the extent that the obligations of the Company under the Indentures and any supplemental indentures may be dependent upon such matters, we assume for purposes of this opinion (a) that the Trustee will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; (b) that the Trustee will be duly qualified to engage in the activities contemplated by the applicable Indenture; (c) that the Indenture and any supplemental Indenture will have been duly authorized, executed, and delivered by the Trustees and will constitute the valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with their respective terms; (d) that the Trustee will be in compliance, with respect to acting as a trustee under the applicable Indentures and any supplemental Indentures, with all applicable laws and regulations; (e) that the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture and any supplemental indentures; and (f) that the Trustee will have been qualified under the Trust Indenture Act of 1939, as amended, and a Form T-1 will have been properly filed as an exhibit to the Registration Statement.

To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion (a) that the Warrant Agent thereunder will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; (b) that the Warrant Agent will be duly qualified to engage in the activities contemplated by the Warrant Agreement; (c) that the Warrant Agreement will have been duly authorized, executed, and delivered by the Warrant Agent and will constitute the valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; (d) that the Warrant Agent will be in compliance, with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and (e) that the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

TrueBlue, Inc.

July 22, 2009

The opinions above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium, and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally; (b) general principles of equity, whether such principles are considered in a proceeding of law or at equity; and (c) an implied covenant of good faith, reasonableness and fair dealing and standards of materiality.

We express no opinion as to any provision in any Indenture, Warrant Agreement, stock purchase contract, unit purchase agreement, other agreement pursuant to which any Securities are to be issued or governed, or the Articles of Incorporation or Bylaws (a) that purports to be a waiver of forum non conveniens; (b) that relates to judgments in currencies other than U.S. dollars; (c) that releases, exculpates, or exempts a party from, or requires indemnification or contribution of a party for, liability for its own negligence or misconduct; (d) that purports to allow any party to unreasonably interfere in the conduct of the business of another party; (e) that purports to require any party to pay any amounts due to another party without a reasonable accounting of the sums purported to be due; (f) that purports to prohibit the assignment of rights that that may be assigned pursuant to applicable law regardless of an agreement not to assign such rights; (g) that purports to require that amendments to any agreement be in writing; (h) relating to powers of attorney, severability, or set-off; (i) that purports to limit access exclusively to any particular courts; or (j) providing that decisions by a party are conclusive or may be made in its sole discretion. We express no opinion concerning whether a U.S. federal court would accept jurisdiction in any dispute, action, suit, or proceeding arising out of or relating to any agreement or the transactions contemplated thereby.

Furthermore, with respect to the Indentures, we express no opinion, and assume no responsibility, with respect to the following:

(a) the enforceability of Article III of the Indenture to the extent that the provisions thereof may be subject to any limitations, restrictions, and rights afforded by the laws of the state of Washington;

(b) the enforceability of Section 6.06 of the Indenture to the extent that it may conflict with federal bankruptcy law, in which case such provision may be deemed void or voidable under federal bankruptcy law; and

(c) the enforceability of Section 6.14 of the Indenture to the extent that it provides that no recourse may be had against any successor of the Company or any stockholder of the Company that may be a controlling stockholder or a “control person” under federal securities laws.

To the extent that New York law is chosen as the governing law in the Indentures, our opinions assume that that the provisions in the Indenture choosing New York law to govern the terms of the Debt Securities will be enforced under Section 5-1401 of the New York General Obligations Law or that any court deciding any dispute involving the Indentures will apply New York law by concluding that New York law bears a sufficient relationship to the relevant transaction to support the application of New York internal law consistent with due process.

TrueBlue, Inc.

July 22, 2009

If and to the that extent New York law is applied to the Debt Securities, our opinions are also subject to the following exceptions, limitations and qualifications:

(a) the unenforceability under certain circumstances of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy;

(b) the discretion of any court of competent jurisdiction in awarding equitable remedies, including but not limited to specific performance or injunctive relief, and limitations imposed by federal or state securities laws; and

(c) the net impact or result of any conflict of laws between or among laws of competing jurisdictions and the applicability of the law of any jurisdiction in such instance other than New York. In addition, we express no opinion as to whether a New York State or U.S. federal court sitting in New York would determine that certain provisions of the Debt Securities that relate to corporate matters, including any limitations on and rights of debtholders, were governed by and subject to the laws of the State of Washington, the Company’s state of incorporation.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Prospectus, or any Prospectus Supplement within the meaning of the term “expert”, as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ K&L Gates LLP